UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2020

PDS BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37568	26-4231384

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303A College Road East
Princeton, NJ 08540
(Address of Principal Executive Offices, and Zip Code)

(800) 208-3343
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.00033 per share	PDSB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2020, the Board of Directors (the “Board”) of PDS Biotechnology Corporation (the “Company”) appointed Kamil Ali-Jackson, Esq., as a director and new member of the Board, effective February 21, 2020. Upon joining the Board, Ms. Ali-Jackson will also become a member of the Board’s Audit Committee (the “Audit Committee”).  Following the appointment of Ms. Ali-Jackson, the Audit Committee will consist of Stephen Glover, Kamil Ali-Jackson, and Gregory Freitag, J.D., CPA, with Mr. Freitag serving as the chair of the Audit Committee and its designated financial expert.

Kamil Ali-Jackson, Esq., age 60, has more than 30 years of experience as legal counsel in the life sciences industry with public and private specialty pharmaceutical, biotech and biopharmaceutical companies. Ms. Ali-Jackson has extensive domestic and international experience with strategic alliances, drug development and commercialization collaborations and M&A transactions. Ms. Ali-Jackson is the co-founder of Aclaris Therapeutics, Inc. and has served as its Chief Legal Officer since its inception in 2012. Ms. Ali-Jackson also serves as Chief Compliance Officer and Corporate Secretary of Aclaris. In addition, since 2013, Ms. Ali-Jackson has served as Chief Legal Officer of NeXeption II, LLC and its affiliates. From 2014 to 2015, Ms. Ali-Jackson served as Chief Legal Officer of Ralexar Therapeutics, Inc. (formerly known as Alexar Therapeutics Inc.). Previously, Ms. Ali-Jackson served as legal counsel and as a licensing business executive for a number of pharmaceutical companies, including Merck & Co. Inc., Dr. Reddy’s Laboratories Ltd. and Endo Pharmaceuticals, Inc. Ms. Ali-Jackson received her Juris Doctorate from Harvard Law School and Bachelor of Arts in politics from Princeton University. Ms. Ali-Jackson was a 2011 Philadelphia Business Journal Woman of Distinction winner.  Ms. Ali-Jackson has served on several nonprofit boards and is currently on the board of Rosemont College, a private liberal arts college located in Pennsylvania.

There are no arrangements or understandings between Ms. Ali-Jackson and any other persons pursuant to which she was chosen as a director of the Company. There are no family relationships between Ms. Ali-Jackson and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer. Ms. Ali-Jackson is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

On February 21, 2020, Ms. Ali-Jackson was granted an option to purchase 9,000 shares of the Company’s common stock at an exercise price of $1.31 per share, which was the closing price of the Company’s common stock on the Nasdaq Capital Market on the date of grant. The option will vest in three equal annual installments of 3,000, each following the date of grant, subject to Ms. Ali-Jackson’s continuous service.

Item 8.01	Other Events.

On February 24, 2020, the Company issued a press release announcing the appointment of Ms. Ali-Jackson, Esq., as a director. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On February 27, 2020, the Company issued a press release announcing the commencement of pre-clinical work under an Amended and Restated Material Transfer Agreement with Farmacore Biotechnology.  The full text of the press release is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated February 24, 2020.
99.2	Press release dated February 27, 2020.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS BIOTECHNOLOGY CORPORATION

Date: February 27, 2020	By:	/s/ Frank Bedu-Addo, Ph.D.
Name: Frank Bedu-Addo, Ph.D.
Title: President and Chief Executive Officer